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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Media Contact:
Sylvia Chansler
MindArrow Systems
949-215-8356
schansler@mindarrow.com


                   MindArrow Systems Completes Acquisition of
                             Control Commerce Inc.
        Secure Online E-Commerce Transaction Technology Being Integrated
        Into MindArrow Messenger(TM) Rich Media Sales & Marketing Suite

ALISO VIEJO, Calif., June 18, 2001 - MindArrow Systems Inc. (Nasdaq: ARRW), a leading provider of direct digital marketing software and services, today announced it has completed the acquisition of Control Commerce Inc., a New York-based technology company that has developed advanced e-commerce and customer acquisition solutions.

The e-commerce transaction system developed by Control Commerce will be integrated into the MindArrow Messenger product suite under the name MindArrow Merchant(TM). The Merchant technology allows companies to maximize online merchandising opportunities by providing customers with the ability to complete an e-commerce transaction without leaving the email message or advertisement they are viewing. The web-based application has been designed to facilitate online marketing and merchandising functions including product sales, inventory liquidations, surveys, customer acquisition, couponing, and promotions, all of which can be created, managed, and tracked in real-time by the merchant.

"The acquisition of Control Commerce enhances our product offering and provides approximately one million dollars in cash to our reserves," stated Robert Webber, president and CEO of MindArrow Systems. "By incorporating this e-commerce system into our integrated rich media communications platform, we are able to offer a more complete direct digital marketing solution for our customers."

About MindArrow Systems

MindArrow Systems Inc., with headquarters in Aliso Viejo, Calif., provides direct digital marketing software and services that help companies reduce costs, improve response rates and shorten sales cycles by automating and enhancing their sales and marketing communications. MindArrow's patent-pending technologies instantly deliver interactive multimedia including HTML, audio, video, and animation combined with the in-depth information of digital documents and e-commerce capabilities. MindArrow's integrated communications platform allows businesses to create, manage, deliver and
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track complete email marketing campaigns and individual 1-to-1 sales communications using multimedia messages that are engaging, personalized, measurable, and consistently branded.

MindArrow's rapidly growing customer base includes over 100 leading companies including Oracle, Northwest Airlines, Accenture (formerly Andersen Consulting), Johnson & Johnson, Toyota, SAP Asia, US Bank, Best Software, Marriott and the NBA (National Basketball Association). MindArrow's solutions augment traditional customer relationship management (CRM) systems by establishing a more effective line of communication between a company and its customers - using the right media to deliver the right message at the right time.

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Certain statements contained in this press release may be deemed to be forward-
looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. The company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Information on these and additional factors that could affect MindArrow Systems and its financial results is included in the company's annual report on Form 10-K for the year ended September 30, 2000 and its other periodic filings with the Securities and Exchange Commission. MindArrow Systems undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.